UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Dominion Resources, Inc.

(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
2016 Series A Corporate Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-201149

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered

The description of the Registrant’s 2016 Series A Corporate Units to be registered hereunder is set forth under the captions “Description of Debt Securities,” “Additional Terms of the Junior Subordinated Notes” and “Description of Stock Purchase Contracts and Stock Purchase Units” contained in the Prospectus, dated December 19, 2014, to the Registrant’s registration statement on Form S-3 (File No. 333-201149) originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) on December 19, 2014, and under the captions “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and the Pledge Agreement” and “Description of the Remarketable Subordinated Notes” included in the Prospectus Supplement filed with the Commission on August 10, 2016, pursuant to Rule 424(b) under the Securities Act. Such descriptions are incorporated herein by reference.

Item 2.	Exhibits

Exhibit No.	Description

1.	Articles of Incorporation, amended and restated effective May 20, 2010 (incorporated by reference to Exhibit 3.1 to Dominion Resources, Inc.’s Form 8-K filed May 20, 2010, File No. 1-8489).

2.	Amended and Restated Bylaws, effective December 17, 2015 (incorporated by reference to Exhibit 3.1 to Dominion Resources, Inc.’s Form 8-K filed December 17, 2015, File No. 1-8489).

3.	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.11 to Dominion Resources, Inc.’s Form 8-K filed August 15, 2016, File No. 1-8489).

4.	2016 Series A Purchase Contract and Pledge Agreement, dated August 15, 2016, between Dominion Resources, Inc. and Deutsche Bank Trust Company Americas as Purchase Contract Agent, Collateral Agent, Custodial Agent and Securities Intermediary (incorporated by reference to Exhibit 4.7 to Dominion Resources, Inc.’s Form 8-K filed August 15, 2016, File No. 1-8489).

5.	Form of 2016 Series A Remarketing Agreement (incorporated by reference to Exhibit 4.8 to Dominion Resources, Inc.’s Form 8-K filed August 15, 2016, File No. 1-8489).

6.	Form of 2016 Series A Corporate Unit Certificate (incorporated by reference to Exhibit 4.9 to Dominion Resources, Inc.’s Form 8-K filed August 15, 2016, File No. 1-8489).

7.	Form of 2016 Series A Treasury Unit Certificate (incorporated by reference to Exhibit 4.10 to Dominion Resources, Inc.’s Form 8-K filed August 15, 2016, File No. 1-8489).

8.	Junior Subordinated Indenture II, dated June 1, 2006, between Dominion Resources, Inc. and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.1 to Dominion Resources, Inc.’s Form 10-Q for the quarter ended June 30, 2006 filed August 3, 2006, File No. 1-8489).

9.	Form of Third Supplemental and Amending Indenture to the Junior Subordinated Indenture II, dated June 1, 2009, among Dominion Resources, Inc., The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.) as Original Trustee and Deutsche Bank Trust Company Americas, as Series Trustee (incorporated by reference to Exhibit 4.2 to Dominion Resources, Inc.’s Form 8-K filed June 15, 2009, File No. 1-8489).

10.	Eleventh Supplemental Indenture, dated August 1, 2016, between Dominion Resources, Inc. and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.3 to Dominion Resources, Inc.’s Form 8-K filed August 15, 2016, File No. 1-8489).

11.	Form of 2016 Series A-1 2.0% Remarketable Subordinated Note due 2021 of Dominion Resources, Inc. (incorporated by reference to Exhibit 4.5 to Dominion Resources, Inc.’s Form 8-K filed August 15, 2016, File No. 1-8489).

12.	Twelfth Supplemental Indenture, dated August 1, 2016, between Dominion Resources, Inc. and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.4 to Dominion Resources, Inc.’s Form 8-K filed August 15, 2016, File No. 1-8489).

13.	Form of 2016 Series A-2 2.0% Remarketable Subordinated Note due 2024 of Dominion Resources, Inc. (incorporated by reference to Exhibit 4.6 to Dominion Resources, Inc.’s Form 8-K filed August 15, 2016, File No. 1-8489).

Pursuant to the requirements of Section 12 of Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dominion Resources, Inc.

By:	/s/ Carter M. Reid
Carter M. Reid
Senior Vice President, Chief Administrative & Compliance Officer and Corporate Secretary

Dated: August 15, 2016